Exhibit 99.1

Carolina Financial Corporation Reports Results for First Quarter of 2018

NEWS RELEASE – For Release April 30, 2018 4:00PM

For More Information, Contact:

William A. Gehman III, EVP and CFO, 843.723.7700

Charleston, S.C. April 30, 2018 - Carolina Financial Corporation (the “Company”) (NASDAQ: CARO) today announced financial results for the first quarter of 2018.

Financial highlights at and for the three months ended March 31, 2018, include:

•	Net income for the first quarter 2018 was $4.1 million, or $0.19 per diluted share, down from $4.9 million, or $0.35 per diluted share for the first quarter of 2017. Included in net income are pretax merger-related expenses of $14.7 million for the first quarter of 2018 compared to $1.3 million for the first quarter of 2017.
•	Operating earnings for the first quarter of 2018, which exclude certain non-operating income and expenses, increased 160.0% to $14.9 million, or $0.71 per diluted share, from $5.8 million, or $0.41 per diluted share, from the first quarter of 2017.
•	Operating earnings for Q1 2018 have been adjusted to eliminate the following significant items:
o	Pretax merger-related expenses of $14.7 million.
o	The fair value gain on interest rate swaps of $803,000.
o	The loss on sale of securities of $697,000.
•	Performance ratios Q1 2018 compared to Q1 2017:
o	Return on average assets was 0.46% compared to 1.11%.
o	Operating return on average assets was 1.70% compared to 1.30%.
o	Return on average tangible equity was 4.90% compared to 9.98%.
o	Operating return on average tangible equity was 18.06% compared to 11.70%.
•	Loans receivable, gross grew $60.5 million, or at an annualized rate of 10.4%, since December 31, 2017.
•	Nonperforming assets to total assets were 0.30% at March 31, 2018 compared to 0.20% at December 31, 2017.
•	Total deposits increased $72.0 million since December 31, 2017. Core deposits increased $39.8 million since December 31, 2017.
•	The Company completed the operational integration of the First South acquisition during Q1 2018.
•	As a result of the Tax Cuts and Jobs Act of 2017, income taxes reflect the effects of the corporate Federal tax rate reduction to 21% in Q1 2018 compared to 35% in Q1 2017.

“We continue to see the impact of solid organic growth and strategic acquisitions on earnings. Overall operating results for the first quarter of 2018 continued to improve with an increase in operating earnings of 160.0% compared to the first quarter of 2017. We also completed the integration of the First South acquisition,” stated Jerry Rexroad, the Company’s Chief Executive Officer.

Financial Results

Carolina Financial Corporation

•	The Company reported net income for the three months ended March 31, 2018 of $4.1 million, or $0.19 per diluted share, as compared to $4.9 million, or $0.35 per diluted share, for the three months ended March 31, 2017. Included in net income for the three months ended March 31, 2018 were pretax merger-related expenses of $14.7 million, primarily related to vendor contract termination charges, compared to $1.3 million for the three months ended March 31, 2017.
•	Operating earnings for the first quarter of 2018, which exclude certain non-operating income and expenses, increased 160.0% to $14.9 million, or $0.71 per diluted share, from $5.7 million, or $0.41 per diluted share, from the first quarter of 2017.
•	The Company’s net interest margin-tax equivalent increased to 4.20% for the first quarter of 2018 compared to 3.93% for the first quarter of 2017 and 4.19% for the fourth quarter of 2017.
•	The Company reported book value per common share of $22.71 and $22.76 as of March 31, 2018 and December 31, 2017, respectively. Tangible book value per common share was $15.71 as of March 31, 2018 and December 31, 2017.
•	At March 31, 2018, the Company’s regulatory capital ratios exceeded the minimum levels currently required. Stockholders’ equity totaled $475.0 million as of March 31, 2018 compared to $475.4 million at December 31, 2017. Tangible equity to tangible assets at March 31, 2018 and December 31, 2017 was 9.7%.

Community Banking

•	Community banking segment net income was $4.0 million for the three months ended March 31, 2018 compared to $4.5 million for the three months ended March 31, 2017. Included in net income for the three months ended March 31, 2018 were pretax merger-related expenses of $14.7 million, compared to $1.3 million for the three months ended March 31, 2017.
•	Community banking segment operating earnings increased 178.8% to $14.9 million for the three months ended March 31, 2018 compared to $5.3 million for the three months ended March 31, 2017.
•	There was no provision for loan loss during the three months ended March 31, 2018 and 2017. Asset quality and historical loss experience continue to remain favorable. In addition, the Company had net recoveries of loans previously charged off of $1.2 million and $27,000 during the three months ended March 31, 2018 and 2017, respectively.
•	Non-performing assets were 0.30% and 0.20% of total assets at March 31, 2018 and December 31, 2017, respectively.
•	Loans receivable, gross increased to $2.4 billion at March 31, 2018 compared to $2.3 billion at December 31, 2017. Loans increased $60.5 million, or 10.4% annualized over December 31, 2017.
•	Total deposits increased $72.0 million since December 31, 2017. As of March 31, 2018 and December 31, 2017, core deposits, defined as checking, savings and money market, comprised approximately 66.6% and 66.9%, respectively, of total deposits.

Wholesale Mortgage Banking

•	Net income for the wholesale mortgage banking segment was $562,000 for the three months ended March 31, 2018 compared to $645,000 for the three months ended March 31, 2017.
•	Net margin was 1.74% for the three months ended March 31, 2018 compared to 1.80% for the three months ended March 31, 2017. Originations for the three months ended March 31, 2018 and 2017 were $180.5 million and $180.8 million, respectively.

Dividend Declared

On April 25, 2018, the Company declared a $0.06 dividend per common share, payable on July 6, 2018, to stockholders of record on June 15, 2018.

Conference Call

A conference call will be held at 10:00 a.m., Eastern Time on May 1, 2018. The conference call can be accessed by dialing (866) 464-9448 or (213) 660-0874 and requesting the Carolina Financial Corporation first quarter earnings call. The conference ID number is 4788606. Listeners should dial in 10 minutes prior to the start of the call.  The live webcast and presentation slides will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations.”

A replay of the webcast will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations” approximately three hours after the call and can be accessed by dialing (855) 859-2056 or (404) 537-3406 and requesting conference number 4788606.

About Carolina Financial Corporation

Carolina Financial Corporation (NASDAQ: CARO) is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company.  As of March 31, 2018, Carolina Financial Corporation had approximately $3.6 billion in total assets and Crescent Mortgage Company was licensed to originate loans in 47 states, partnering with community banks, credit unions and mortgage brokers.

Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). Such statements should be read along with the accompanying tables, which provide a reconciliation of non-GAAP measures to GAAP measures. This news release and the accompanying tables discuss financial measures, including but not limited to, core deposits, tangible book value, operating earnings and net income related to segments of the Company, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results or financial condition as reported under GAAP.

Please refer to the Non-GAAP reconciliation tables later in this release for additional information.

Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, fourth-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in the U.S. legal and regulatory framework including, but not limited to, the Dodd-Frank Act, the Tax Cuts and Jobs Act of 2017 and regulations adopted thereunder; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the Company; (7) the business related to acquisitions may not be integrated successfully or such integration may take longer to accomplish than expected; (8) the expected cost savings and any revenue synergies from acquisitions may not be fully realized within expected timeframes; and (9) disruption from acquisitions may make it more difficult to maintain relationships with clients, associates, or suppliers.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

###

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2018	December 31, 2017
	(Unaudited)	(Audited)
	(Dollars in thousands)
ASSETS
Cash and due from banks	$25,761	25,254
Interest-bearing cash	35,603	55,998
Cash and cash equivalents	61,364	81,252
Securities available-for-sale	753,363	743,239
Federal Home Loan Bank stock, at cost	17,913	19,065
Other investments	3,432	3,446
Derivative assets	4,913	2,803
Loans held for sale	24,618	35,292
Loans receivable, gross	2,380,018	2,319,528
Allowance for loan losses	(12,708)	(11,478)
Loans receivable, net	2,367,310	2,308,050

Premises and equipment, net	62,593	61,407
Accrued interest receivable	11,502	11,992
Real estate acquired through foreclosure, net	1,963	3,106
Deferred tax assets, net	4,952	2,436
Mortgage servicing rights	21,719	21,003
Cash value life insurance	57,604	57,195
Core deposit intangible	18,795	19,601
Goodwill	127,592	127,592
Other assets	13,443	21,538
Total assets	$3,553,076	3,519,017

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Noninterest-bearing deposits	$547,744	525,615
Interest-bearing deposits	2,129,225	2,079,314
Total deposits	2,676,969	2,604,929
Short-term borrowed funds	308,500	340,500
Long-term debt	67,303	72,259
Derivative liabilities	164	156
Drafts outstanding	10,133	7,324
Advances from borrowers for insurance and taxes	3,302	3,005
Accrued interest payable	1,288	1,126
Reserve for mortgage repurchase losses	1,742	1,892
Dividends payable to stockholders	1,053	1,051
Accrued expenses and other liabilities	7,576	11,394
Total liabilities	3,078,030	3,043,636
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	210	210
Additional paid-in capital	348,622	348,037
Retained earnings	126,262	123,537
Accumulated other comprehensive (loss) income, net of tax	(48)	3,597
Total stockholders’ equity	475,046	475,381
Total liabilities and stockholders’ equity	$3,553,076	3,519,017

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months
	Ended March 31,
	2018	2017
	(In thousands, except share data)
Interest income
Loans	$31,663	14,968
Investment securities	5,707	2,553
Dividends from Federal Home Loan Bank stock	175	101
Other interest income	131	48
Total interest income	37,676	17,670
Interest expense
Deposits	3,642	1,692
Short-term borrowed funds	1,253	355
Long-term debt	650	353
Total interest expense	5,545	2,400
Net interest income	32,131	15,270
Provision for loan losses	—	—
Net interest income after provision for loan losses	32,131	15,270
Noninterest income
Mortgage banking income	3,801	3,608
Deposit service charges	2,024	858
Net gain (loss) on sale of securities	(697)	185
Fair value adjustments on interest rate swaps	803	(58)
Net increase in cash value life insurance	390	211
Mortgage loan servicing income	2,025	1,566
Other	1,702	861
Total noninterest income	10,048	7,231
Noninterest expense
Salaries and employee benefits	13,668	8,609
Occupancy and equipment	3,652	2,182
Marketing and public relations	376	381
FDIC insurance	255	100
Recovery of mortgage loan repurchase losses	(150)	(225)
Legal expense	76	65
Other real estate (income) expense, net	(94)	20
Mortgage subservicing expense	565	486
Amortization of mortgage servicing rights	979	669
Merger related expenses	14,710	1,319
Other	3,561	1,980
Total noninterest expense	37,598	15,586
Income before income taxes	4,581	6,915
Income tax expense	525	2,011
Net income	$4,056	4,904

Earnings per common share:
Basic	$0.19	0.35
Diluted	$0.19	0.35
Weighted average common shares outstanding:
Basic	20,908,225	13,919,711
Diluted	21,119,316	14,139,241

CAROLINA FINANCIAL CORPORATION

(Unaudited)

(Dollars in thousands)

	At or for the Three Months Ended
Selected Financial Data:	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017

Selected Average Balances:
Total assets	$3,522,407	3,048,214	2,230,586	2,166,803	1,768,323
Investment securities and FHLB stock	770,161	647,276	521,569	510,706	373,551
Loans receivable, net	2,322,203	2,003,429	1,463,771	1,412,940	1,214,777
Loans held for sale	21,645	25,001	27,282	22,412	17,827
Deposits	2,616,640	2,352,303	1,710,263	1,633,285	1,330,805
Stockholders’ equity	477,830	380,529	286,524	277,708	210,071

Performance Ratios (annualized):
Return on average stockholders’ equity	3.40%	6.65%	11.16%	13.45%	9.34%
Return on average tangible equity (Non-GAAP)	4.90%	8.78%	13.24%	16.02%	9.98%
Return on average assets	0.46%	0.83%	1.43%	1.72%	1.11%
Operating return on average stockholders’ equity (Non-GAAP)	12.51%	11.69%	11.02%	13.15%	10.95%
Operating return on average tangible equity (Non-GAAP)	18.06%	15.44%	13.08%	15.65%	11.70%
Operating return on average assets (Non-GAAP)	1.70%	1.46%	1.42%	1.69%	1.30%
Average earning assets to average total assets	89.28%	89.25%	91.09%	90.68%	91.99%
Average loans receivable to average deposits	88.75%	85.17%	85.59%	86.51%	91.28%
Average stockholders’ equity to average assets	13.57%	12.48%	12.85%	12.82%	11.88%
Net interest margin-tax equivalent (1)	4.20%	4.19%	3.94%	4.03%	3.93%
Net charge-offs (recovery) to average loans receivable	(0.21)%	0.02%	0.02%	(0.01)%	(0.01)%
Nonperforming assets to period end loans receivable	0.45%	0.30%	0.44%	0.48%	0.52%
Nonperforming assets to total assets	0.30%	0.20%	0.29%	0.31%	0.34%
Nonperforming loans to total loans	0.36%	0.17%	0.33%	0.38%	0.42%
Allowance for loan losses as a percentage of gross loans receivable (end of period) (2)	0.53%	0.49%	0.72%	0.75%	0.76%
Allowance for loan losses as a percentage of non-acquired loans receivable (Non-GAAP)	0.85%	0.80%	0.87%	0.93%	0.96%
Allowance for loan losses as a percentage of nonperforming loans (2)	146.93%	291.81%	216.53%	196.85%	180.66%

Nonperforming Assets:
Nonacquired loans 90 days or more past due and still accruing	$—	—	—	—	—
Nonacquired nonaccrual loans	8,649	3,934	4,924	5,461	5,931
Total nonperforming loans	8,649	3,934	4,924	5,461	5,931
Real estate acquired through foreclosure, net	1,963	3,106	1,640	1,417	1,479
Total nonperforming assets	$10,612	7,040	6,564	6,878	7,410

(1) Net interest margin-tax equivalent reflects tax-exempt income on a tax-equivalent basis.

(2) Acquired loans represent 36.8%, 41.1%, 17.3%, 19.4%, and 21.4% of gross loans receivable at March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017, respectively.

Carolina Financial Corporation

Segment Information

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Segment net income:
Community banking	$3,984	6,050	7,837	8,443	4,509
Wholesale mortgage banking	562	118	449	1,238	645
Other	(497)	124	(320)	(346)	(244)
Eliminations	7	36	27	5	(6)
Total net income	$4,056	6,328	7,993	9,340	4,904

	For the Three Months Ended March 31, 2018
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$37,257	431	13	(25)	37,676
Interest expense	5,084	53	461	(53)	5,545
Net interest income (expense)	32,173	378	(448)	28	32,131
Provision for (recovery of) loan losses	—	—	—	—	—
Noninterest income from external customers	5,059	4,924	65	—	10,048
Intersegment noninterest income	242	17	—	(259)	—
Noninterest expense	32,929	4,389	280	—	37,598
Intersegment noninterest expense	—	240	2	(242)	—
Income (loss) before income taxes	4,545	690	(665)	11	4,581
Income tax expense (benefit)	561	128	(168)	4	525
Net income (loss)	$3,984	562	(497)	7	4,056

	For the Three Months Ended March 31, 2017
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$17,257	395	6	12	17,670
Interest expense	2,218	12	182	(12)	2,400
Net interest income (expense)	15,039	383	(176)	24	15,270
Provision for (recovery of) loan losses	—	—	—	—	—
Noninterest income from external customers	2,419	4,812	—	—	7,231
Intersegment noninterest income	242	34	—	(276)	—
Noninterest expense	11,324	4,053	209	—	15,586
Intersegment noninterest expense	—	240	2	(242)	—
Income (loss) before income taxes	6,376	936	(387)	(10)	6,915
Income tax expense (benefit)	1,867	291	(143)	(4)	2,011
Net income (loss)	$4,509	645	(244)	(6)	4,904

	For the Three Months Ended March 31,
	Loan Originations		Mortgage Banking Income		Margin
	2018	2017	2018	2017	2018	2017
Additional segment information:
Community banking	$31,427	14,753	653	358	2.08%	2.43%
Wholesale mortgage banking	180,494	180,830	3,148	3,250	1.74%	1.80%
Total	$211,921	195,583	3,801	3,608	1.79%	1.84%

Carolina Financial Corporation

Reconciliation of Non-GAAP Financial Measures - Consolidated

(Unaudited)

(In thousands, except share data)

	At the Month Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017

Core deposits:
Noninterest-bearing demand accounts	$547,744	525,615	333,267	330,641	298,365
Interest-bearing demand accounts	558,942	551,308	309,241	298,123	309,961
Savings accounts	212,249	213,142	69,552	70,336	66,506
Money market accounts	463,676	452,734	377,754	380,108	363,600
Total core deposits (Non-GAAP)	1,782,611	1,742,799	1,089,814	1,079,208	1,038,432

Certificates of deposit:
Less than $250,000	791,789	755,887	567,483	539,177	524,836
$250,000 or more	102,569	106,243	50,357	45,344	44,452
Total certificates of deposit	894,358	862,130	617,840	584,521	569,288
Total deposits	$2,676,969	2,604,929	1,707,654	1,663,729	1,607,720

	At the Month Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017

Tangible book value per share:
Total stockholders’ equity	$475,046	475,381	290,224	281,818	271,454
Less intangible assets	(146,387)	(147,193)	(44,953)	(45,123)	(45,292)
Tangible common equity (Non-GAAP)	$328,659	328,188	245,271	236,695	226,162

Issued and outstanding shares	21,057,539	21,022,202	16,159,309	16,156,943	16,185,408
Less nonvested restricted stock awards	(136,395)	(134,302)	(99,639)	(101,489)	(227,439)
Period end dilutive shares	20,921,144	20,887,900	16,059,670	16,055,454	15,957,969

Total stockholders’ equity	$475,046	475,381	290,224	281,818	271,454
Divided by period end dilutive shares	20,921,144	20,887,900	16,059,670	16,055,454	15,957,969
Common book value per share	$22.71	22.76	18.07	17.55	17.01

Tangible common equity (Non-GAAP)	$328,659	328,188	245,271	236,695	226,162
Divided by period end dilutive shares	20,921,144	20,887,900	16,059,670	16,055,454	15,957,969
Tangible common book value per share (Non-GAAP)	$15.71	15.71	15.27	14.74	14.17

	At the Month Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Acquired and non-acquired loans:
Acquired loans receivable	$877,012	952,220	257,461	278,275	303,244
Non-acquired loans receivable	1,503,006	1,367,308	1,227,000	1,157,145	1,113,766
Total loans receivable	$2,380,018	2,319,528	1,484,461	1,435,420	1,417,010
% Acquired	36.85%	41.05%	17.34%	19.39%	21.40%

Non-acquired loans	$1,503,006	1,367,308	1,227,000	1,157,145	1,113,766
Allowance for loan losses	12,708	11,478	10,662	10,750	10,715
Allowance for loan losses to non-acquired loans (Non-GAAP)	0.85%	0.84%	0.87%	0.93%	0.96%

Total loans receivable	$2,380,018	2,319,528	1,484,461	1,435,420	1,417,010
Allowance for loan losses	12,708	11,478	10,662	10,750	10,715
Allowance for loan losses to total loans receivable	0.53%	0.49%	0.72%	0.75%	0.76%

Carolina Financial Corporation

Reconciliation of Non-GAAP Financial Measures  - Consolidated

(Unaudited)

(In thousands, except share data)

	For the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
As Reported:
Income before income taxes	$4,581	10,630	11,968	12,013	6,915
Tax expense	525	4,302	3,975	2,673	2,011
Net Income	$4,056	6,328	7,993	9,340	4,904

Average equity	$477,830	380,529	286,524	277,708	210,071
Average tangible equity (Non-GAAP)	$331,047	288,156	241,489	233,256	196,561
Average assets	$3,522,407	3,048,214	2,230,586	2,166,803	1,768,323

Return on average assets	0.46%	0.83%	1.43%	1.72%	1.11%
Return on average equity	3.40%	6.65%	11.16%	13.45%	9.34%
Return on average tangible equity (Non-GAAP)	4.90%	8.78%	13.24%	16.02%	9.98%

Weighted average common shares outstanding:
Basic	20,908,225	19,207,307	16,029,332	16,029,332	13,919,711
Diluted	21,119,316	19,443,353	16,187,869	16,180,171	14,139,241
Earnings per common share:
Basic	$0.19	0.33	0.50	0.58	0.35
Diluted	$0.19	0.33	0.49	0.58	0.35

Operating Earnings and Performance Ratios:
Income before income taxes	$4,581	10,630	11,968	12,013	6,915
Gain/(Loss) on sale of securities	697	242	(368)	(621)	(185)
Fair value adjustments on interest rate swaps	(803)	(419)	(90)	69	58
Merger related expenses	14,710	6,391	311	279	1,319
Operating earnings before income taxes	19,185	16,844	11,821	11,740	8,107
Tax expense (1)	4,242	5,721	3,926	2,612	2,358
Operating earnings (Non-GAAP)	$14,943	11,123	7,895	9,128	5,749

Average equity	$477,830	380,529	286,524	277,708	210,071
Less average intangible assets	(146,783)	(92,373)	(45,035)	(44,452)	(13,510)
Average tangible common equity (Non-GAAP)	$331,047	288,156	241,489	233,256	196,561

Average assets	$3,522,407	3,048,214	2,230,586	2,166,803	1,768,323
Less average intangible assets	(146,783)	(92,373)	(45,035)	(44,452)	(13,510)
Average tangible assets (Non-GAAP)	$3,375,624	2,955,841	2,185,551	2,122,351	1,754,813

Operating return on average assets (Non-GAAP)	1.70%	1.46%	1.42%	1.69%	1.30%
Operating return on average equity (Non-GAAP)	12.51%	11.69%	11.02%	13.15%	10.95%
Operating return on average tangible assets (Non-GAAP)	1.77%	1.51%	1.44%	1.72%	1.31%
Operating return on average tangible equity (Non-GAAP)	18.06%	15.44%	13.08%	15.65%	11.70%

Weighted average common shares outstanding:
Basic	20,908,225	19,207,307	16,029,332	16,029,332	13,919,711
Diluted	21,119,316	19,443,353	16,187,869	16,180,171	14,139,241
Operating earnings per common share:
Basic (Non-GAAP)	$0.71	0.58	0.49	0.57	0.41
Diluted (Non-GAAP)	$0.71	0.57	0.49	0.56	0.41

(1)  Tax expense is determined using the effective tax rate adjusted to eliminate the impact of the non-operating items.

Carolina Financial Corporation

Reconciliation of Non-GAAP Financial Measures - Community Banking Segment

(Unaudited)

(In thousands, except share data)

	For the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Segment net income:
Community banking	$3,984	6,052	7,837	8,443	4,509
Wholesale mortgage banking	562	117	449	1,238	645
Other	(497)	124	(320)	(346)	(244)
Eliminations	7	35	27	5	(6)
Total net income	$4,056	6,328	7,993	9,340	4,904

Community banking segment operating earnings:
Income before income taxes	$4,545	10,447	11,714	11,232	6,375
Tax expense (1)	561	4,397	3,877	2,789	1,866
Bank segment net income	$3,984	6,050	7,837	8,443	4,509

Weighted average common shares outstanding:
Basic	20,908,225	19,207,307	16,029,332	16,029,332	13,919,711
Diluted	21,119,316	19,443,353	16,187,869	16,180,171	14,139,241

Bank segment earnings per common share:
Basic	$0.19	0.31	0.49	0.53	0.32
Diluted	$0.19	0.31	0.48	0.52	0.32

Bank segment income before taxes	$4,545	10,447	11,714	11,232	6,375
Gain on sale of securities	692	541	(368)	(621)	(185)
Fair value adjustments on interest rate swaps	(755)	(419)	(90)	69	58
Merger related expenses	14,710	6,391	311	279	1,311
Operating earnings before income taxes	19,192	16,960	11,567	10,959	7,559
Tax expense (1)	4,288	5,778	3,828	2,721	2,213
Operating bank segment earnings (Non-GAAP)	$14,904	11,182	7,739	8,238	5,346

Operating bank segment earnings per common share:
Basic (Non-GAAP)	$0.71	0.58	0.48	0.51	0.38
Diluted (Non-GAAP)	$0.71	0.58	0.48	0.51	0.38

(1)  Tax expense is determined using the effective tax rate adjusted to eliminate the impact of the non-operating items.

INFORMATION IN THE INVESTOR DECK - THIS INFORMATION IS NOT IN THE EARNINGS RELEASE FINANCIALS

	For the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
BANK SEGMENT OPERATING EFFICIENCY RATIO:
Nonintererst expense per Segment Info	32,929	22,125	10,999	11,448	11,324
Merger related expenses	(14,710)	(4,091)	(260)	(279)	(1,311)

Noninterest expense-operating	18,219	18,034	10,739	11,169	10,013

Noninterest income per Segment Info:
Noninterest income from external customers	5,059	5,247	3,097	3,494	2,419
Intersegment noninterest income	242	244	242	242	242
	5,301	5,491	3,339	3,736	2,661
Gain on sale of securities	692	242	(65)	(621)	(185)
Fair value adjustments on interest rate swaps	(755)	(419)	(998)	69	58

Noninterest income-operating	5,238	5,314	2,276	3,184	2,534
Net interest income	32,173	27,861	19,374	18,944	15,039
Total revenues	37,411	33,175	21,650	22,128	17,573
Efficiency Ratio-operating	48.7%	54.4%	49.6%	50.5%	57.0%

Banking Segment Diluted EPS:
GAAP	$0.19	$0.31	$0.48	$0.52	$0.32
Operating	$0.71	$0.58	$0.48	$0.51	$0.38

Diluted Shares Outstanding	21,119,316	19,443,353	16,187,869	16,180,171	14,139,241

Banking Segment Return on Average Assets:
GAAP earnings	0.45%	0.79%	1.41%	1.56%	1.02%
Operating earnings	1.69%	1.47%	1.39%	1.52%	1.21%

Average assets	3,522,407	3,048,214	2,230,586	2,166,803	1,768,323

Banking Operating Noninterest expense as a percent of Consolidated Average Assets	2.07%	2.37%	1.93%	2.06%	2.26%